Exhibit 10.1

FIRST AMENDMENT TO STANDARD MULTI-TENANT OFFICE LEASE – GROSS

This FIRST AMENDMENT TO STANDARD MULTI-TENANT OFFICE LEASE – GROSS (“First Amendment”) dated as of AUGUST 25, 2017, is entered into by and between FERRADO BAYVIEW, LLC, a Delaware limited liability company (“Lessor”), and ACCELERIZE INC. (formerly known as Accelerize New Media, Inc., a Delaware corporation) (“Lessee”).

R E C I T A L S:

A.     Lessor and Lessee are parties to a certain STANDARD MULTI-TENANT OFFICE LEASE – GROSS dated January 8, 2014 (the “Original Lease”) which was amended by that certain Commencement Date Memorandum dated as March 21, 2014 (collectively the “Lease”) pursuant to which Lessee currently leases from Lessor those certain Premises consisting of approximately 10,396 Rentable Square Feet (“RSF”) commonly known as 20411 SW Birch, Suite #250, Newport Beach, California (collectively the “Original Premises”), and more particularly described in the original Office Lease as amended.

B.     Defined terms which are used in this First Amendment without definition have the meanings given to them in the Lease.

C.     The Lease is scheduled to expire on February 28, 2018.

D.     Lessor and Lessee desire to extend the Lease Term (“Extended Lease Term”) and expand the Premises (“Expansion Premises”) upon the terms and conditions hereinafter set forth and to amend the Lease accordingly.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained in this First Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.     Size of Premises and Lease Term. Prior to the Extended Lease Term Commencement Date (March 1, 2018), Lessor and Lessee agree that the Original Premises (“Original Premises”) consist of approximately 10,396 Rentable Square Feet (RSF).

Effective March 1, 2018, the Original Premises (approximately 10,396 RSF) and the Expansion Premises (approximately 1,332 RSF) shall consist of approximately 11,728 Rentable Square Feet (RSF). However, if in the event Lessee and Lessor mutually agree to the delivery of the Expansion Premises prior to March 1, 2018 then the Lease Commencement Date and Rent for the Expansion Premises only shall be accelerated and adjusted accordingly. Within ten (10) business days following delivery of the Expansion Space to Lessee, Lessor and Lessee shall execute a Commencement Date Memorandum for the Expansion Premises.

Effective March 1, 2018, the Lease Term for the Original Premises and the Expansion Premises shall be sixty-four (64) months, except in the event the Expansion Premises are delivered to Lessee earlier (see above). The Lease Term for the Original Premises and Expansion Premises shall terminate June 30, 2023 (unless terminated earlier per the Lease as amended).

This First Amendment shall not release Lessee from liability for any amounts owed or defaults which exist under the Lease as amended which occur prior to the Extended Lease Term Commencement Date(s) herein.

2.     Base Rent. Prior to the Extended Lease Term Commencement Date(s), Lessee shall continue to pay the Base Rent for the Original Premises in accordance with the terms of the Lease as amended. Commencing March 1, 2018 (or earlier in accordance with Paragraph 1 above regarding the Expansion Premises), the Base Rent payable by Lessee to Lessor under the terms of the Lease shall be increased by the amounts set forth in the following schedule based on 11,728 RSF:

Months of Term or Period	Rate per Rentable Square Foot per Month	Monthly Base Rent
03/01/2018 – 02/28/2019	$3.30	$38,702.40
03/01/2019 – 02/29/2020	$3.40	$39,875.20
03/01/2020 – 02/28/2021	$3.50	$41,048.00
03/01/2021 – 02/28/2022	$3.60	$42,220.80
03/01/2022 – 02/28/2023	$3.70	$43,393.60
03/01/2023 – 06/30/2023	$3.80	$44,566.40

As long as Lessee is not in default under the Lease as amended beyond any notice and applicable cure period, Lessee shall be entitled to an abatement of Base Rent for the first four (4) months of the Extended Lease Term for the Original Premises (March, April, May and June 2018) and the first four (4) months for the Expansion Premises Lease Term (March, April, May and June 2018 subject to Paragraph 1 above regarding the Lease Commencement Date for the Expansion Premises only) (the “Abated Base Rent”). Only Base Rent shall be abated and all other additional rent and other costs and charges specified in the Lease and this First Amendment shall remain as due and payable pursuant to the provisions of the Lease as amended. In the event Lessee defaults on any provision under the Lease beyond any notice and applicable cure period, the Abated Base Rent herein shall immediately become due and payable by Lessee to Lessor without further notice from Lessor.

3.     Lessee’s Share of Operating Expense Increase and Base Year. The Lease shall be and hereby is amended as follows:

a.     Prior to the Extended Lease Term Commencement Date for the Original Premises, Lessee shall continue to pay Lessee’s Proportionate Share for the Project Costs, currently estimated to be 10.23% and 19.77% of the Building Costs, in accordance with the terms of the Lease as amended. Upon the Lease Commencement Date for the Original Premises and the Lease Commencement Date for Expansion Premises, Lessee’s Proportionate Share for the Project Costs shall be 11.55% and 21.52% for the Building Costs.

b.     Effective upon the Lease Commencement Date for the Original Premises and the Lease Commencement Date for Expansion Premises, the Base Year for the Extended Lease Term shall be adjusted to the Calendar Year 2018. Lessee shall have no obligation to pay their share of the Operating Expense or Property Tax increases applicable to the first twelve (12) months of the Extended Lease Term for the Original Premises and Expansion Premises.

c.     Effective twelve (12) months following the Lease Commencement Date for the Original Premises and the Lease Commencement Date for Expansion Premises and notwithstanding anything to the contrary set forth in the Lease, Lessee shall pay Lessee’s Proportionate Share of the actual increases in the cost of Utilities, Insurance, and Property Taxes (collectively, the “Uncontrollable Costs of Operating Expense above Lessor’s Base Costs”). All other Operating Expenses (collectively the “Controllable Costs of Operating Expenses above Lessor’s Base Costs”) shall be non-cumulative and shall not exceed five-percent (5%) maximum increase per year of the Lease.

4.     Condition of the Premises. Lessee shall and hereby does accept the Premises in its current “AS-IS” condition, subject to completion of Lessor’s Work described and specified in Paragraph 8 below and Exhibit A – Landlord’s Work (“Landlord’s Work”). Tenant acknowledges and agrees that Landlord is not required to provide or perform any other improvement work in or to the Premises other than Landlord’s Work and any/all code compliance upgrades required as a result of the cost and/or completion of Landlord’s Work.

5.     Lessee Tenant Improvements. Except for Lessor’s Work below, Lessee shall have the right to improve the Original Premises and the Expansion Premises, subject to a mutually acceptable Construction Plan provided by Lessee’s space planner and the other requirements of the Lease, all at Lessee’s sole cost and expense. Lessee’s cost and expense shall include, but are not limited to, monies allocated for preliminary space plans, architectural, electrical and mechanical working drawings including engineering, permits and fees for Lessor’s project/construction management. Lessee shall have the right to self-perform the Tenant Improvements for the Premises in accordance with the terms and conditions of the Lease as amended. Lessee shall have the right to select high quality materials that are not building standard materials if the design selection so dictates, with Lessor’s reasonable consent.

Prior to the start of any Tenant Improvements by Lessee, including but not limited to, Lessee’s Licensed Contractor(s), Agent(s), Vendor(s), etc., Lessee shall provide Lessor, at Lessee’s sole cost and expense, Notice(s) of Non-Responsibility and evidence of Insurance with Lessor shown as an additional insured party. All of Lessee’s plans, specifications and work shall comply with building codes for the County of Orange and City of Newport Beach, California, and shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits and licenses required for construction. To the best of Lessee’s ability, Lessee shall cooperate and coordinate the work schedule regarding the Tenant Improvements with Lessor. Lessee shall make reasonable efforts during the Tenant Improvement process to not interfere with the operation of the Building and/or disrupt business of any existing Tenants of the Property during normal business hours.

Lessee shall, within ninety (90) days following the completion of the Lessee Tenant Improvements, provide Lessor with a copy of all supporting invoices, proof of payment, lien releases, certificate of occupancy, new as-built CAD construction drawings, permits, and other documents as may be reasonably requested by Lessor.

6.     Parking. Prior to the Lease Commencement Date for the Original Premises and the Lease Commencement Date for Expansion Premises for the Extended Lease Term, Lessee Vehicle Parking shall remain the same per the Lease. Effective upon Lease Commencement Date for the Original Premises or the Lease Commencement Date for Expansion Premises (if applicable) for the Extended Lease Term, Paragraph 59 shall be deleted entirely and replaced as follows:

Providing Lessee is not in breach of the Lease beyond any applicable cure period(s), effective upon the Lease Commencement Date for the Original Premises or the Lease Commencement Date for Expansion Premises continuing for the duration of this Extended Lease Term (June 30, 2023), Lessee shall be entitled to use and lease up to forty-four (44) unreserved vehicle surface parking spaces and six (6) reserved vehicle parking spaces in the parking area below the Building for Lessee’s employees and visitors at no charge. Lessee shall have access to the common area parking areas within the Project on a first-come, first-serve basis twenty-four (24) hours per day, seven (7) days per week for their employees only. If available, Lessee may purchase from Lessor on a month-to-month basis additional Reserved Parking Spaces at a rate of $50.00 per space per month for months 1 – 24 and $60.00 per space per month for months 25 – 64 of this Extended Lease Term only.

7.     Option to Extend. Effective March 1, 2018, Paragraph 50 of the Original Lease, is hereby deleted entirely and replaced with Paragraph 50-A (Option to Extend) attached hereto.

8.     Lessor’s Work. Lessor shall, at Lessor’s sole cost without pass through to Lessee either directly or through increases in Operating Expenses, make their best effort to complete all items, and each individual item, of the work in Exhibit A – Lessor’s Work (“Lessor’s Work”) attached hereto prior to March 1, 2018, subject to force majeure and circumstances beyond Lessor’s reasonable control.

Lessor’s Work shall be conducted in the Premises while Lessee is in occupancy thereof and paying rent under the Lease as amended. Lessee shall, at Lessee’s sole cost and expense, prepare the Premises for Lessor’s Work, including, but not limited to, any and all code compliance upgrades (to include but not be limited to ADA and Title 24) that are required as a result of Lessor’s Work, packing of all of Lessee’s personal property and disconnect/re-connect of telephone and data cabling/wiring, computers, etc. Lessor shall not be responsible for the movement/relocation of Lessee’s furniture, fixtures, equipment, etc. during the construction process of Lessor’s Work. Lessee agrees to cooperate with Lessor and to make the Premises reasonably available to Lessor and its contractors/vendors for the performance of Lessor’s Work. Lessee acknowledges that some interruptions and/or interference with Lessee’s business may occur during the course of Lessor’s Work, but agrees that no interruptions or inconveniences to Lessee or its business suffered as a result of Lessor’s Work shall constitute an eviction of Lessee from the Premises, whether constructive or otherwise, and Lessee shall in no event be excused from paying the Monthly Base Rent and/or additional rent that it is scheduled to pay pursuant to the terms of the Lease as amended. Lessor and Lessee shall cooperate and cause their respective employees, agents and contractors to cooperate with the other to expedite completion of the Lessor’s Work after normal business hours or on weekends so that there is not an interference with Lessee’s business operations in the Premises.

"Substantial completion" shall mean that all of Lessor's Work is completed, except for minor punch list items which do not materially affect the use or occupancy of the Premises. Lessor shall use its commercially reasonable best efforts to cause the completion of all punch list work within thirty (30) days of Lessee’s occupancy of the Expansion Premises. So long as Lessee does not interfere with Lessor’s Work, Lessee shall have access to the Expansion Premises for the purpose of installation of Lessee’s furniture, fixtures and equipment, and upon Lessor’s receipt of Lessee’s evidence of Insurance for the entire Premises (approximately 11,728 RSF). Within twenty (20) days following substantial completion of Lessor’s Work, Lessor and Lessee shall execute a Lease Commencement Memorandum stating the actual Lease and Rent Commencement Date(s), Expiration Date, Rent Increase Dates, etc. for the Original Premises and the Expansion Premises for this Extended Lease Term.

In the event Lessee makes any request(s) and/or modification(s) and/or causes any delay(s) regarding Lessor’s Work and beyond the scope of the Landlord’s Work herein, Lessee shall be responsible for all cost(s) associated with said request(s) and/or modification(s) and/or delay(s) which may result in net cost increases in Lessor's work including but not limited to Lessor’s project/construction management fees. Lessee shall pay such costs to Lessor within ten (10) business days of Lessor’s written request.

9.     Brokers and Leasing Commission. Except for the Brokers identified below, Lessee and Lessor each represent and warrant to the other that neither has had any dealings or entered into any agreements with any other person, entity, broker or finder in connection with the negotiation of this First Amendment, and no other broker, person, or entity is entitled to any commission or finder's fee in connection with the negotiation of this First Amendment. Lessee and Lessor each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys' fees or liability for compensation or charges which may be claimed by any such other broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party.

Newmark Grubb Knight Frank (Stacy Garcia and Greg Tippin) are the Procuring Broker/Agent and represent the Lessee, and Lee & Associates – Newport Beach (Kimberly Ahlberg & Jim Snyder) are the Listing Broker/Agent(s) and represent the Lessor for this Lease transaction. The Leasing Commission shall be calculated based on six percent (6%) of the gross Base Rent paid by Lessee during the first sixty (60) months of this Extended Lease Term. Said Leasing Commission shall be split four percent (4%) to the Procuring Broker/Agent and two percent (2%) to the Listing Broker/Agent; and three percent (3%) of the gross Base Rent paid by Lessee during months sixty-one (61) through sixty-four (64) split two percent (2%) to the Procuring Broker/Agent and one percent (1%) to the Listing Broker/Agent. Lessor shall pay 100% of the Leasing Commission upon full execution of this First Amendment.

10.     Lessee Notices. Effective upon execution of this First Amendment, all notices to the Lessee regarding the Premises as per the Lease shall be in writing and delivered as per the Lease to Lessee at 20411 SW Birch, #250, Newport Beach, CA 92660

Attention: Andy Mazzarella

Telephone (949) 548-2253 ext. 409

Facsimile ______________

E-Mail: andym@getCAKE.com

11.     Lessor Notices. Effective upon execution of this First Amendment, all notices to the Lessor regarding the Premises as per the Lease shall be in writing and delivered as per the Lease to Lessor: Ferrado Bayview, LLC, 20411 SW Birch, Suite #360, Newport Beach, CA 92660.

Attention: Mr. Pepe Tena

Telephone (949) 474-9884

Facsimile (949) 474-9892

12.     Attachments. The following are attached hereto and made a part of this First Amendment:

●	Exhibit A - Landlord’s Work
●	Paragraph 50-A (Option to Extend)
●	Floor Plan

13.     Security Deposit. – Currently, Lessees’ Security Deposit on file with Lessor is $25,366.24. Upon Lessee’s signature execution of this First Amendment, Lessee shall pay Lessor $13,336.16 as additional Security Deposit for a total Security Deposit of $38,702.40.

14.     Signs. Currently, Lessee’s name (known as “CAKE”) is on a single panel/strip on the existing Multi-Tenant Exterior Monument Sign with other Tenant names. In addition to CAKE’S name, the existing single panel/strip also contains Kovach Marketing. Kovach Marketing is no longer a Tenant in the building. Paragraph 63 of the Original Lease shall be modified to include the following: “Lessor shall provide, at Lessor’s sole cost and expense, a single panel/strip on the existing Multi-Tenant Exterior Monument Sign at the front entry to the building with Lessee’s name. Said single panel/strip shall be exclusive to Lessee and shall not be shared with any other Tenant name.”

15.     No Other Modification. Lessor and Lessee agree that except as otherwise specifically modified in this First Amendment, the Lease has not been modified, supplemented, amended, or otherwise changed in any way and the Lease remains in full force and effect between the parties hereto as modified by this First Amendment. To the extent of any inconsistency between the terms and conditions of the Lease and the terms and conditions of this First Amendment, the terms and conditions of this First Amendment shall apply and govern the parties.

16.     Entire Agreement. This First Amendment embodies the entire understanding between Lessor and Lessee with respect to its subject matter and can be changed only by an instrument in writing signed by Lessor and Lessee.

17.     Attorney’s Fees. The provisions of the Original Lease as amended respecting payment of Attorney’s Fees shall also apply to this First Amendment.

18.     Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one in the same First Amendment.

IN WITNESS WHEREOF, Lessor and Lessee have each executed this First Amendment as of the date set forth below their respective signatures.

LESSEE:		LESSOR:
ACCELERIZE INC. (formerly known as Accelerize New Media, Inc., a Delaware corporation)		FERRADO BAYVIEW, LLC, a Delaware limited liability company

By:	/s/ Anthony Mazzarella	By:	/s/ Joseph Pepe Tena
Name:	Anthony Mazzarella, CFO	Name:	Joseph Pepe Tena
Date:	August 25, 2017	Date:	August 26, 2017

By:		By:
	Title		Title
Date:	2017	Date:	2017

FIRST AMENDMENT TO STANDARD MULTI-TENANT OFFICE LEASE – GROSS

EXHIBIT A – LESSOR’S WORK

Lessor, at Lessor’s sole cost and expense, shall provide Lessee with a “turn-key” build-out of the Premises, pursuant to the attached space plan prepared by CDL Associates dated August 9, 2017, which shall also include, but not be limited to, the following:

1)	Combine the Expansion Premises and the Original Premises, including consistent ceiling tiles and other finishes
2)	Replace all light fixtures with new, current fixtures
3)	Paint the Premises
4)	Redistribute electrical, plumbing, HVAC, sprinklers, etc. as needed
5)	Reconfigure certain offices and exiting per the space plan
6)	Add electrical outlets in to be determined locations as directed by Tenant

Additionally, all Lessor’s Work shall be code compliant including, but not limited to, Title 24 and ADA. Further, if the cost and/or completion of Lessor’s Work causes code compliance upgrades to be required outside Lessee’s Original and/or Expansion Premises in any area of the Building or Project, Landlord shall absorb said costs at Landlord’s sole cost and expense.

Intentionally Blank

EXHIBIT A – LESSOR’S WORK

N:\Project files\Projects\99-00-01-02\1228.00 Bayview Business Park\1228.02 Cake 20411, ste 250\1228.02 Space Plan\1228.02 Sp Pl 2016.dwg, H-SP-With Demo, 8/9/2017 10:52:07 AM

(E) CONFERENCE
1
(E) OFFICE
(E) OFFICE
MULTIPURPOSE
14'-0"X23'-10"
4
4
4
3
3
3
2
2
2a
3
5

NORTH

SCALE: 1/8"=1'-0"

PRELIMINARY SPACE PLAN

CAKE EXPANSION

BAYVIEW BUSINESS PARK
20411 SW BIRCH, SUITE 250
NEWPORT BEACH, CA
11,728 R. SQ. FT.
08/09/17

CDL Associates
INTERIOR ARCHITECTURE & SPACE PLANNING
1265 Research Drive
Irvine, CA 92618
(949) 675-6456 • Fax (949) 675-6460
E-mail: CDL@cdlassociatesinc.com

PLAN LAYOUT SUBJECT TO FIELD CONDITIONS. FIELD CONDITIONS MAY DIFFER FROM PLAN AS SHOWN. ALL ROOM SIZES ARE APPROXIMATE. ALL INFORMATION REPRESENTED ON THIS DRAWING IS BELIEVED TO BE ACCURATE. HOWEVER, TENANT SHOULD VERIFY ALL PERTINENT INFORMATION PRIOR TO COMMITTING TO A LEASE. THIS PLAN IS NOT INTENDED FOR CONSTRUCTION PURPOSES. ANY FURNITURE OR FIXTURES REPRESENTED ON PLAN ARE TO BE PROVIDED BY TENANT AND ARE NOT INTENDED AS PART OF TI.

EXHIBIT A – LESSOR’S WORK

KEY NOTES

1. ELECTRICAL/DATA/CABLE OUTLETS FOR TENANTS FLAT SCREEN INSTALLED BY TENANT. G.C. TO COORDINATE EXACT LOCATION AND TENANT'S A/V VENDOR. PROVIDE 1 1/2" CONDUIT CONNECTION.
2. DEMO EXISTING PARTITION. INSTALL NEW 1/ 2" CLEAR TEMPERED BUTT GLAZED GLASS PANELS TO 8'-0" AFF., WITH TRANSLUCENT FILM TO MATCH EXISTING AT SUITE 250. PROVIDE **ALTERNATE** COST FOR BUTT GLAZING AT CONFERENCE. (2a) NEW 1/ 2" CLEAR TEMPERED BUTT GLAZED GLASS PANELS TO 8'-0" AFF., WITH TRANSLUCENT FILM TO MATCH EXISTING AT SUITE 250.
3. DEMO EXISTING DOOR WHERE OCCURS. INSTALL NEW 3'-0"X8'-0" CLEAR TEMPERED HERCULITE GLASS DOOR WITH BACK TO BACK 'C' PULL ASSEMBLY TO MATCH SUITE 250.
4. EXISTING TRANSOM GLASS TO REMAIN.
5. REMOVE EXISTING HARD LID CEILING. INSTALL NEW 2'X4' CEILING TILE AND GRID TO MATCH EXISTING.

GENERAL NOTES

1. DEMO EXISTING FLOOR COVERING THROUGHOUT AREA OF CONSTRUCTION. REMOVE ADHESIVE RESIDUE. REPAIR AND POLISH CONCRETE TO MATCH EXISTING. INSTALL 4" RUBBER BASE TO MATCH EXISTING.
2. PATCH AND REPAIR EXISTING CEILING GRID/TILE AS REQUIRED. REPLACE STAINED, CHIPPED OR CRACKED TILES.
3. REDISTRIBUTE HVAC AS REQUIRED.
4. PAINT AREA OF CONSTRUCTION SUITE STANDARD TO MATCH EXISTING, U.O.N. (EXCLUDING CONCRETE COLUMNS)
5. REMOVE EXISTING 2X4 FLUORESCENT LIGHT FIXTURES THROUGHOUT SUITE 250 AND EXPANSION SUITE AND REPLACE WITH NEW 'LITHONIA' AVANTE 2AVL SERIES. INSTALL BUILDING STANDARD LIGHTING CONTROLS, COMPLIANT WITH TITLE 24 AS REQUIRED THROUGHOUT. OPEN AREAS TO BE SEPARATELY CONTROLLED WHERE POSSIBLE.
6. PLAN LAYOUT IS SUBJECT TO FIELD CONDITIONS. FIELD CONDITIONS WILL DICTATE FIXTURE AND RECEPTACLE LOCATIONS AND MAY DIFFER FROM PLAN AS SHOWN.

PARTITION TYPES/ELECTRICAL SYMBOLS

DEMOLISHED PARTITION

EXISTING TO REMAIN

NEW INTERIOR NON STRUCTURAL PARTITION

DUPLEX

QUAD

DATA WALL OUTLET

LIGHT SENSORS

WALL SWITCH

DIRECTIONAL EXIT SIGN

CDL Associates
INTERIOR ARCHITECTURE + SPACE PLANNING
9265 Research Drive
Irvine, CA 92618
(949) 679-6456 • Fax (949) 679-6460
E-mail: CDL@cdlassociatesinc.com

CAKE EXPANSION

BAYVIEW BUSINESS PARK
20411 SW BIRCH, SUITE 250
NEWPORT BEACH, CA
11,728 R. SQ. FT.
08/09/17

PLAN LAYOUT SUBJECT TO FIELD CONDITIONS. FIELD CONDITIONS MAY DIFFER FROM PLAN AS SHOWN. ALL ROOM SIZES ARE APPROXIMATE. ALL INFORMATION REPRESENTED ON THIS DRAWING IS BELIEVED TO BE ACCURATE. HOWEVER, TENANT SHOULD VERIFY ALL PERTINENT INFORMATION PRIOR TO COMMITTING TO A LEASE. THIS PLAN IS NOT INTENDED FOR CONSTRUCTION PURPOSES. ANY FURNITURE OR FIXTURES REPRESENTED ON PLAN ARE TO BE PROVIDED BY TENANT AND ARE NOT INTENDED AS PART OF TI.

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